Calculation of Filing Fee Tables
F-1
Air Water Ventures Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares issuable upon conversion of Series A Preferred Shares	457(a)	27,280,486	$ 1.85	$ 50,468,899.10	0.0001381	$ 6,969.75
Fees to be Paid	2	Equity	Ordinary Shares issuable upon exercise of Series A Investor Warrants	457(a)	27,280,486	$ 1.85	$ 50,468,899.10	0.0001381	$ 6,969.75
Fees to be Paid	3	Equity	Ordinary Shares	457(a)	20,000,000	$ 1.85	$ 37,000,000.00	0.0001381	$ 5,109.70
Fees to be Paid	4	Equity	Ordinary Shares	457(a)	384,549,456	$ 1.85	$ 711,416,493.60	0.0001381	$ 98,246.62
Fees to be Paid	5	Equity	Series A Preferred Shares	457(a)	117,037	$ 12.00	$ 1,404,444.00	0.0001381	$ 193.95
Fees to be Paid	6	Equity	Series A Investor Warrants	457(a)	16	$ 12.00	$ 192.00	0.0001381	$ 0.03
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 850,758,927.80		$ 117,489.80
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 34,664.54
			Net Fee Due:						$ 82,825.26
Offering Note
[1]	Pursuant to Rule 416(a) of the Securities Act there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Consists of 27,280,486 Ordinary Shares issuable by the Company upon the conversion of Series A Preferred Shares, taking into account for this purpose, the Accrued Value through August 14, 2029 and assuming, solely for this purpose, a conversion price of $1.00 per Ordinary Share and the number of Ordinary Shares underlying such Series A Preferred Shares is 93,257,940, which amount represent a good-faith estimate of the maximum number of Ordinary Shares that may become issuable upon conversion of such Series A Preferred Shares. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and Rule 457(c) of the Securities Act, and in the case of the shares underlying the Series A Preferred Stock and the Series A Warrants, Rule 457(g) of the Securities Act, on the basis of the average of the high ($1.99) and low ($1.70) sales prices of the Ordinary Shares as reported on Nasdaq on September 8, 2026, which date is within five business days prior to filing this Registration Statement. No registration fee is payable in connection with 69,977,454 Ordinary Shares, issuable upon conversion of 65,978 Series A Preferred Shares, assuming, solely for this purpose a conversion price of $1.00 per Ordinary Share, that were previously registered on the Prior Registration Statement because such securities are being transferred from the Prior Registration Statement pursuant to Rule 429(b) under the Securities Act. See "Statement Pursuant to Rule 429" of this Registration Statement on Form F-1.

[2]	Pursuant to Rule 416(a) of the Securities Act there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Consists of 27,280,486 Ordinary Shares issuable by the Company upon the exercise of Series A Investor Warrants, assuming, solely for this purpose, an exercise price of $1.00 per Ordinary Share and the number of Ordinary Shares underlying such Series A Investor Warrants is 117,257,940, which amount represent a good-faith estimate of the maximum number of Ordinary Shares that may become issuable upon exercise of such Series A Investor Warrants. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and Rule 457(c) of the Securities Act, and in the case of the shares underlying the Series A Preferred Stock and the Series A Warrants, Rule 457(g) of the Securities Act, on the basis of the average of the high ($1.99) and low ($1.70) sales prices of the Ordinary Shares as reported on Nasdaq on September 8, 2026, which date is within five business days prior to filing this Registration Statement. No registration fee is payable in connection with 89,977,454 Ordinary Shares, issuable upon exercise of the Series A Investor Warrants, assuming, solely for this purpose, an exercise price of $1.00 per Ordinary Share, that were previously registered on the Prior Registration Statement because such securities are being transferred from the Prior Registration Statement pursuant to Rule 429(b) under the Securities Act. See "Statement Pursuant to Rule 429" of this Registration Statement on Form F-1.

[3]	Pursuant to Rule 416(a) of the Securities Act there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Consists of 20,000,000 Ordinary Shares issuable to certain Selling Securityholders as Earnout Shares upon the occurrence of the Triggering Events, for no additional consideration. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and Rule 457(c) of the Securities Act, and in the case of the shares underlying the Series A Preferred Stock and the Series A Warrants, Rule 457(g) of the Securities Act, on the basis of the average of the high ($1.99) and low ($1.70) sales prices of the Ordinary Shares as reported on Nasdaq on September 8, 2026, which date is within five business days prior to filing this Registration Statement.

[4]	Pursuant to Rule 416(a) of the Securities Act there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Represents up to (i) 384,549,456 Ordinary Shares held by or issuable to the Selling Securityholders consisting of (a) 8,983,333 Ordinary Shares held by the Sponsor, (b) 19,110,782 Ordinary Shares held by certain Selling Securityholders who are former members of Air Water Holdings received in exchange for Air Water Holdings Ordinary Shares as consideration in the Business Combination, (c) 166,043,553 Ordinary Shares issuable to certain Selling Securityholders upon the conversion of 117,037.282 Series A Preferred Shares purchased by the PIPE Investors (assuming, solely for this purpose, a $1.00 per Ordinary Share conversion price and taking into account the Accrued Value through August 14, 2029), which amount represents a good-faith estimate of the maximum amount of Ordinary Shares that may become issuable upon conversion of such shares of Series A Preferred Shares and (d) 190,411,788 Ordinary Shares issuable to certain Selling Securityholders upon the exercise of Series A Investor Warrants (assuming, solely for this purpose, an exercise price of $1.00 per Ordinary Share), which amount represents a good-faith estimate of the maximum number of Ordinary Shares that may become issuable upon exercise of such Series A Investor Warrants, and (ii) 20,000,000 Ordinary Shares issuable to certain Selling Securityholders as Earnout Shares upon the occurrence of the Triggering Events, for no additional consideration. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and Rule 457(c) of the Securities Act, and in the case of the shares underlying the Series A Preferred Stock and the Series A Warrants, Rule 457(g) of the Securities Act, on the basis of the average of the high ($1.99) and low ($1.70) sales prices of Ordinary Shares as reported on Nasdaq on September 8, 2026, which date is within five business days prior to filing this Registration Statement.

[5]	Pursuant to Rule 416(a) of the Securities Act there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Represents 117,037.282 Series A Preferred Shares held by certain of the Selling Securityholders. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(i) of the Securities Act, on the basis of the initial conversion price of the Series A Preferred Shares of $12.00 per Ordinary Share.

[6]	Pursuant to Rule 416(a) of the Securities Act there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Represents 16 Series A Investor Warrants held by certain of the Selling Securityholders. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(i) of the Securities Act, on the basis of the initial exercise price of the Series A Investor Warrants of $12.00 per Ordinary Share.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Air Water Ventures Ltd	F-4	333-294998	04/10/2026		$ 34,664.54	Equity	Ordinary Shares		$ 251,010,418.34
Fee Offset Sources		Air Water Ventures Ltd	F-4	333-294998		04/10/2026						$ 34,664.54
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	24,912,094 Ordinary Shares remain unsold after completion of the offering under the Prior Registration Statement (File No. 333-294998). The Company has completed the offering under the Prior Registration Statement, except with respect to the securities noted in Footnotes 1 and 2 of Table 1 above. The Company previously paid filing fees of $67,988.99 in connection with the Prior Registration Statement, of which $34,664.54 was attributable to unsold shares.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date